Exhibit 10.2

PAPA JOHN’S INTERNATIONAL, INC.

AMENDMENT NO. 1

TO

SEVERANCE PAY PLAN

This AMENDMENT NUMBER ONE (the “Amendment”), dated as of November 1, 2018, and effective as of November 1, 2018, amends the Papa John’s International, Inc. Severance Pay Plan, dated May 1, 2012 (the “Plan”).  Terms used herein, unless otherwise defined herein, shall have the meanings ascribed to them in the Plan.

RECITALS

WHEREAS, Papa John’s International, Inc. (the “Company”) considers it essential to the best interests of its stockholders to foster the continued employment of key management personnel.

WHEREAS, in order to fulfill such purpose, the Company desires to amend the Plan to provide certain additional severance benefits to key managers.

WHEREAS, the Company has full discretion and authority to amend the terms of the Plan, pursuant to Sections 2.B. and 7 of the Plan.

WHEREAS, the Compensation Committee of the Board of Directors of the Company has approved an amendment to the scope of the Plan’s terms related to the level of benefits certain key managers may receive under the Plan.

AMENDMENT

The Plan is hereby amended as set forth below.

1.              The Severance Schedule is amended to add a new level above the “Vice Presidents and above” level, as follows:

•                  Senior Vice Presidents and above who are designated by Chief Executive Officer of the Company as members of the Executive Leadership Team:

o                Nine months base salary (paid over nine month severance period) and COBRA coverage continuation benefits

o                Pro-rata portions of any bonus payouts based upon period of service during the year employment terminates under any incentive-based compensation plans then in effect (provided that any applicable performance measures are achieved)

o                Nine months outplacement services

2.              And all references to “Vice Presidents and above” outside of the Severance Schedule shall be deemed to include Senior Vice Presidents and above.

Continuing Effect.  Except as specifically provided herein, the Plan shall remain in full force and effect in accordance with its terms and is hereby ratified and confirmed in all respects.

Binding Effect.  The Amendment shall be binding upon and inure to the benefit of any successors to the Company.

* * *

Exhibit 10.2

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed by its officer thereunto duly authorized as of the date referred to above.

PAPA JOHN’S INTERNATIONAL, INC.

By:	/s/ Steve Ritchie

	Name:	Steve Ritchie

	Title:	President and Chief Executive Officer